EX-16.1
                 Resignation of Bateman & Co., Inc., P.C.


February 22, 2002 (Revised March 6, 2002)

Bateman & Co., Inc., P.C.
Certified Public Accountants
5 Briardale Court
Houston, Texas 77027-2904
(713) 552-9800
FAX (713) 552-9700
www.batemanhouston.com


PNW Capital, Inc.
Dan Silva
12925 West Arlington Place,
Littleton, Colorado 80217

Ladies/Gentlemen:

     We were previously principal accountants for PNW Capital, Inc., (Commission File Number 000-30651), and we issued our report dated May 4, 2001 on the financial statements of PNW Capital, Inc. as of December 31, 2000 and for the two years then ended.
     We have read the Form 8-K/A dated March 6, 2002 and we concur with the information shown therein.
     We confirm we had no disagreements with PNW Capital, Inc. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure during the two years ending December 31, 2000.

Very truly yours,

/s/Bateman & Co., Inc., P.C.
Bateman & Co., Inc., P.C.

cc: Office of the Chief Accountant
    SECPS Letter File
    Securities and Exchange Commission